Exhibit 99.1

2008-3
Contact:   R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON FOURTH QUARTER EARNINGS TOTAL $0.54 PER SHARE;
REVENUES UP 25 PERCENT, ORDERS AND BACKLOG REACH NEW HIGHS

•	Quarter’s earnings per share total $0.54, including charges and tax gain, versus $0.42 a year ago, including charges
•	2007 earnings per share total $2.16, compared with $1.36 in 2006; excluding unusual items, $2.11 vs. $1.49
•	Initial guidance offered for 2008 earnings per share; range of $2.45 to $2.55 expected

HOUSTON (January 31, 2008) – Cameron (NYSE: CAM) reported net income of $125.9 million, or $0.54 per diluted share, for the quarter ended December 31, 2007, compared with net income in the prior year’s fourth quarter of $96.5 million, or $0.42 per diluted share.  The fourth quarter 2007 results include a non-cash, after-tax charge of $22.1 million, or $0.10 per share, associated with the previously announced termination of the Company’s U.S. pension plans, as well as a reduction in income tax expense of $7.1 million, or $0.03 per share, related to certain tax gains.  (Per share data for all prior periods have been revised to reflect a 2-for-1 stock split effective December 28, 2007.)  The fourth quarter 2006 results included after-tax charges totaling $10.5 million, or $0.05 per diluted share, related to the integration of the Dresser acquisition and a settlement of a class action lawsuit.  Excluding the above items, the Company’s earnings were $0.61 per diluted share for the fourth quarter of 2007, up from $0.47 per diluted share for the fourth quarter of 2006.

Revenues up 25 percent for quarter and for full year

Revenues for the fourth quarter of 2007 were $1.34 billion, up 25 percent from the fourth quarter of 2006’s $1.08 billion as all three business segments posted increases from year-ago levels.  Revenues for the year were a record $4.67 billion, up 25 percent from 2006’s $3.74 billion with increases in all three segments.  Net income per diluted share for 2007 was $2.16 compared to $1.36 per diluted share for 2006; excluding unusual items, earnings per diluted share were $2.11 for the full year 2007 and $1.49 for 2006.

Cameron Chairman and Chief Executive Officer Sheldon R. Erikson said that the Company’s results reflect solid performances across all its businesses in generating record earnings and continued strength in orders in several of Cameron’s product lines.

Orders, backlog reach record levels again

Orders booked during the fourth quarter of 2007 were a record $1.49 billion, up more than 20 percent from a year ago, as the Drilling & Production Systems group (DPS) posted its first billion-dollar orders quarter, and Compression Systems continued to report positive year-over-year comparisons.  Valves & Measurement’s (V&M) fourth quarter orders were lower than a year ago, due to fewer project orders in the engineered valves and process valves businesses.

Orders for full-year 2007 were a record $5.38 billion, up six percent from 2006’s $5.07 billion.  Erikson said that both DPS ($3.42 billion) and V&M ($1.32 billion) again posted record orders, and Compression Systems’ orders increased for the fifth consecutive year.  “The growth in our consolidated orders again confirms the value of Cameron’s diversified product offerings,” Erikson said.  “Softer markets for certain product lines were more than offset by gains in orders for others during the year, pushing our year-end backlog to another record high.”

Total backlog at year-end was $4.27 billion, 21 percent above the $3.53 billion of a year ago, as both DPS and V&M reached the highest levels in their history.  Erikson noted that 2007 marked the eighth consecutive year that Cameron’s total year-end backlog has increased.

Cash flow supporting capital reinvestment programs

Erikson said that Cameron’s cash flow from operations totaled nearly $452 million during 2007, compared with almost $547 million in 2006, and the Company’s reinvestment in its business continues to be the highest priority.  “We spent approximately $246 million during 2007 in capital expenditures, with the vast majority of that directed toward enhancing capacity and efficiency,” Erikson said, “and we repurchased 10.7 million shares of our common stock at an average price of approximately $31.85 per share.”  He noted that the share repurchase numbers are adjusted to reflect the 2-for-1 split.

Erikson said that he expects cash flow in 2008 to once again allow the Company to internally fund its capital budgets, acquisitions and share repurchases. “We currently estimate that capital expenditures will total approximately $250 to $270 million this year, including approximately $40 million related to the new surface manufacturing facility in Romania,” he said.  “We will also continue to consider suitable acquisition opportunities and repurchases of our own stock.”

Initial guidance on 2008 earnings indicates increases over 2007

Erikson said Cameron currently expects its 2008 earnings to be in the range of $2.45 to $2.55 per diluted share, excluding any charges related to the ongoing pension plan termination.  “Our initial assessment of our internal forecasts confirms that execution on another record backlog will be the primary factor in meeting our 2008 goals,” Erikson said.  “Our recent investments in machine tool upgrades, productivity improvements and new facilities should support a healthy increase in revenues and earnings this year.”  Erikson noted that the Company’s full-year results will depend on overall activity in the energy markets, the spending levels of Cameron’s customers and the Company’s continued success in controlling and reducing its operating costs.  He also said that the remaining charges associated with the termination of the U.S. pension plans will be recognized in late 2008 or early 2009, depending on the timing of the final regulatory approval of the termination.  Erikson also said that while the Company had previously expected to incur $10 to $15 million of cash costs related to the termination, it now appears that there will be no cash required to complete the process.

Erikson said Cameron’s first quarter 2008 earnings per diluted share are expected to be approximately $0.50 to $0.53.  “This guidance reflects the visibility of certain near-term business, our plans for delivery of projects currently in process, and our expectations for customer spending in the oil and gas markets,” he said.

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

###

Website: www.c-a-m.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding future market strength, customer spending and order levels, revenues and earnings of the Company (including first quarter and full year 2008 earnings per share estimates), as well as expectations regarding equipment deliveries, margins, profitability, the ability to control and reduce operating costs, capital spending, cash flow, costs and charges associated with termination of the U.S. pension plans and use of funds for acquisition opportunities and share repurchases, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products; the size and timing of orders; the Company’s ability to successfully execute the large subsea and drilling systems projects it has been awarded; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes in cost structure, staffing or spending levels.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Results of Operations
($ and shares in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Drilling & Production Systems	$856.2	$645.4	$2,887.1	$2,113.1
Valves & Measurement	332.9	301.4	1,273.7	1,177.9
Compression Systems	155.0	129.9	505.6	451.9
Total revenues	1,344.1	1,076.7	4,666.4	3,742.9

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	946.1	748.2	3,242.2	2,601.1
Selling and administrative expenses	158.5	151.6	577.6	528.5
Depreciation and amortization	28.8	28.9	109.8	101.3
Interest income	(7.5)	(10.3)	(30.7)	(26.9)
Interest expense	5.1	6.5	23.3	20.7
Charge for pension plan termination	35.7	--	35.7	--
Acquisition integration costs	--	6.8	--	29.6
Total costs and expenses	1,166.7	931.7	3,957.9	3,254.3

Income before income taxes	177.4	145.0	708.5	488.6
Income tax provision	(51.5)	(48.5)	(207.6)	(170.8)
Net income	$125.9	$96.5	$500.9	$317.8

Earnings per common share: [1]
Basic	$0.58	$0.43	$2.28	$1.40
Diluted	$0.54	$0.42	$2.16	$1.36

Shares used in computing earnings per common share: [1]
Basic	218.8	223.2	219.4	226.6
Diluted	235.0	231.5	231.4	234.0

EBITDA:
Drilling & Production Systems [2]	$168.3	$122.4	$554.6	$417.4
Valves & Measurement [3]	77.9	62.9	298.1	198.2
Compression Systems [4]	30.3	16.4	90.2	58.6
Corporate and other [5]	(72.7)	(31.6)	(132.0)	(90.5)
Total	$203.8	$170.1	$810.9	$583.7

[1]	Basic and diluted earnings per common share and shares used in computing earnings per common share have been revised to reflect the 2-for-1 stock split effective December 28, 2007.
[2]	Includes acquisition integration costs of $0.3 million (fourth quarter 2006 and twelve months 2006).
[3]	Includes acquisition integration costs of $5.0 million (fourth quarter 2006) and $26.8 million (twelve months 2006).
[4]	Includes acquisition integration costs of $1.5 million (fourth quarter 2006) and $2.5 million (twelve months 2006).
[5]
Includes a $35.7 million charge for termination of the U.S. pension plans (fourth quarter 2007 and twelve months 2007) and provisions for $9.0 million (fourth quarter 2006) and $17.5 million (twelve months 2006) related to the expected cost of a previously disclosed class action settlement.

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	December 31, 2007	December 31, 2006
	(unaudited)
Assets:
Cash and cash equivalents	$739.9	$1,033.5
Receivables, net	797.5	696.1
Inventories, net	1,413.4	1,009.4
Other	121.1	168.6
Total current assets	3,071.9	2,907.6

Plant and equipment, net	821.1	648.8
Goodwill	647.8	595.3
Other assets	190.0	199.0
Total Assets	$4,730.8	$4,350.7

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$8.8	$207.3
Accounts payable and accrued liabilities	1,677.1	1,364.7
Accrued income taxes	7.0	56.2
Total current liabilities	1,692.9	1,628.2

Long-term debt	745.1	745.4
Postretirement benefits other than pensions	15.8	20.8
Deferred income taxes	68.7	90.2
Other long-term liabilities	113.4	124.7
Total liabilities	2,635.9	2,609.3

Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 232,341,726 shares issued at December 31, 2007 and 116,170,863 (pre 2-for-1 split) shares issued at December 31, 2006	2.3	1.2
Capital in excess of par value	1,160.8	1,140.8
Retained earnings	1,256.8	760.9
Accumulated other elements of comprehensive income	101.0	16.3
Less: Treasury stock, 14,332,927 shares at December 31, 2007 and 3,881,236 (pre 2-for-1 split) shares at December 31, 2006	(426.0)	(177.8)
Total stockholders’ equity	2,094.9	1,741.4

Total Liabilities and Stockholders’ Equity	$4,730.8	$4,350.7

Cameron
Unaudited Consolidated Statements Of Cash Flows
($ millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$125.9	$96.5	$500.9	$317.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.4	19.6	81.5	75.9
Amortization	7.4	9.3	28.3	25.4
Charge for pension plan termination, net	35.7	--	35.7	--
Non-cash stock compensation expense	11.4	9.6	31.4	25.6
Non-cash write-off of assets associated with acquisition integration efforts	--	--	--	10.5
Tax benefit of employee benefit plan transactions and deferred income taxes	21.5	8.4	43.4	60.3
Changes in assets and liabilities, net of translation, acquisitions and non-cash items:
Receivables	28.8	(1.5)	(69.2)	(81.7)
Inventories	18.8	8.0	(355.2)	(269.8)
Accounts payable and accrued liabilities	6.8	146.0	219.5	382.9
Other assets and liabilities, net	6.4	40.4	(64.6)	(0.4)
Net cash provided by operating activities	284.1	336.3	451.7	546.5

Cash flows from investing activities:
Capital expenditures	(84.5)	(75.9)	(245.6)	(184.8)
Acquisitions, net of cash acquired	--	7.0	(76.4)	(28.8)
Proceeds from sale of plant and equipment	4.1	6.1	9.1	16.6
Net cash used for investing activities	(80.4)	(62.8)	(312.9)	(197.0)

Cash flows from financing activities:
Loan borrowings (repayments), net	0.9	(8.6)	(200.7)	(0.3)
Issuance of convertible debt	--	--	--	500.0
Debt issuance costs	--	(0.1)	--	(8.6)
Purchase of treasury stock	(39.8)	(16.3)	(321.9)	(282.2)
Proceeds from stock option exercises	11.2	37.5	52.8	76.0
Excess tax benefits from stock compensation plans	6.4	10.1	28.0	16.5
Principal payments on capital leases	(2.7)	(0.8)	(5.3)	(4.4)
Net cash (used for) provided by financing activities	(24.0)	21.8	(447.1)	297.0

Effect of translation on cash	(8.3)	18.5	14.7	25.0

Increase (decrease) in cash and cash equivalents	171.4	313.8	(293.6)	671.5

Cash and cash equivalents, beginning of period	568.5	719.7	1,033.5	362.0

Cash and cash equivalents, end of period	$739.9	$1,033.5	$739.9	$1,033.5

Cameron
Orders and Backlog
($ millions)

Orders

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Drilling & Production Systems	$1,070.6	$769.3	$3,417.9	$3,256.9
Valves & Measurement	274.0	323.1	1,315.5	1,296.0
Compression Systems	143.2	123.5	648.7	521.3
Total	$1,487.8	$1,215.9	$5,382.1	$5,074.2

Backlog

	December 31, 2007	December 31,2006

Drilling & Production Systems	$3,203.0	$2,661.3
Valves & Measurement	685.2	620.8
Compression Systems	380.1	248.9
Total	$4,268.3	$3,531.0

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Three Months Ended December 31, 2007
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate		Total

Income (loss) before income taxes	$153.7	$70.4	$26.7	$(73.4	) [1]	$177.4
Depreciation & amortization	14.6	7.5	3.6	3.1		28.8
Interest income	--	--	--	(7.5)		(7.5)
Interest expense	--	--	--	5.1		5.1

EBITDA	$168.3	$77.9	$30.3	$(72.7)		$203.8

[1]	Includes a $35.7 million charge for termination of the U.S. pension plans.

	Three Months Ended December 31, 2006
	Drilling & Production Systems		Valves & Measurement		Compression Systems		Corporate		Total

Income (loss) before income taxes	$106.3	[2]	$55.2	[3]	$13.0	[4]	$(29.5	) [5]	$145.0
Depreciation & amortization	16.1		7.7		3.4		1.7		28.9
Interest income	--		--		--		(10.3)		(10.3)
Interest expense	--		--		--		6.5		6.5

EBITDA	$122.4		$62.9		$16.4		$(31.6)		$170.1

[2]	Includes acquisition integration costs of $0.3 million.
[3]	Includes acquisition integration costs of $5.0 million.
[4]	Includes acquisition integration costs of $1.5 million.
[5]	Includes $9.0 million related to the expected cost of a previously disclosed class action settlement.

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Twelve Months Ended December 31, 2007
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate		Total

Income (loss) before income taxes	$498.8	$268.0	$76.5	$(134.8	) [1]	$708.5
Depreciation & amortization	55.8	30.1	13.7	10.2		109.8
Interest income	--	--	--	(30.7)		(30.7)
Interest expense	--	--	--	23.3		23.3

EBITDA	$554.6	$298.1	$90.2	$(132.0)		$810.9

[1]	Includes a $35.7 million charge for termination of the U.S. pension plans.

	Twelve Months Ended December 31, 2006
	Drilling & Production Systems		Valves & Measurement		Compression Systems		Corporate		Total

Income (loss) before income taxes	$364.6	[2]	$167.5	[3]	$45.7	[4]	$(89.2	) [5]	$488.6
Depreciation & amortization	52.8		30.7		12.9		4.9		101.3
Interest income	--		--		--		(26.9)		(26.9)
Interest expense	--		--		--		20.7		20.7

EBITDA	$417.4		$198.2		$58.6		$(90.5)		$583.7

[2]	Includes acquisition integration costs of $0.3 million.
[3]	Includes acquisition integration costs of $26.8 million.
[4]	Includes acquisition integration costs of $2.5 million.
[5]	Includes $17.5 million related to the expected cost of a previously disclosed class action settlement.